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                         KIRKPATRICK & LOCKHART LLP
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                         SOUTH LOBBY, NINTH FLOOR
                         1800 M STREET, N.W.
                         WASHINGTON, DC 20036-5891

                         TELEPHONE (202) 778-9000
                         FACSIMILE (202) 778-9100
ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com


                         November 16, 1995


The Rodney Square Tax-Exempt Fund
Rodney Square North
Wilmington, Delaware 19890

Dear Sir or Madam:

     The Rodney Square Tax-Exempt Fund (the "Fund") is a business trust established under Massachusetts law by Declaration of Trust, dated July 31, 1985, as amended September 6, 1991 and February 15, 1993. We understand that the Fund is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("1940 Act"), for the purpose of making definite the number of shares which are registered under the Securities Act of 1933, as amended ("1933 Act"), and which it sold during its fiscal year ended September 30, 1995.

     We have, as counsel, participated in various business and other proceedings relating to the Fund. We have examined copies, either certified or otherwise proved to be genuine, of its Declaration of Trust, as amended, and By-Laws, as now in effect, the minutes of meetings of its board of trustees and other documents relating to its organization and operation, and we are generally familiar with its affairs. Based upon the foregoing, it is our opinion that the shares of beneficial interest in the Fund sold during the Fund's fiscal year ended September 30, 1995, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the 1933 Act, the 1940 Act or applicable state securities laws in connection with the sales of shares of beneficial interest.



DC-230895.1










        BOSTON . HARRISBURG . MIAMI . NEW YORK . PITTSBURGH . WASHINGTON
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                         KIRKPATRICK & LOCKHART LLP
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The Rodney Square Tax-Exempt Fund
November 16, 1995
Page 2


     The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. The Declaration of Trust states that creditors of, contractors with and claimants against the Fund shall look only to the assets of the Fund for payment. It also states that every note, bond, contract, or other undertaking issued by or on behalf of the Fund or the trustees relating to the Fund shall include a recitation limiting the obligation represented thereby to the Fund and its assets. The Declaration of Trust further provides: (i) for indemnification from Fund assets, as appropriate, for all losses and expenses of any shareholder held personally liable for the obligations of the Fund by virtue of ownership of shares of the Fund; and (ii) for the Fund to assume the defense of any claim against the shareholder for any act or obligation of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Other Information - Legal Counsel" in the statement of additional information incorporated by reference into the prospectus of the Fund, filed as part of the Fund's Registration Statement.

                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP


                                        By:  /s/ Arthur Brown
                                           ---------------------------------
                                                  Arthur J. Brown